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                                                                    EXHIBIT 10.1




                AMENDMENT NO.2 OF THE SMITH INTERNATIONAL. INC.
                           SUPPLEMENTAL PENSION PLAN





         The SMITH INTERNATIONAL, INC. SUPPLEMENTAL PENSION PLAN (the "Plan") is hereby amended as follows:

With respect to Section 1.1, Mr. Jerry W. Neely shall be deemed to have met the eligibility requirements for participation in the Plan. Payments shall commence as provided in Section 2.5 of the Plan.

         EXECUTED at Houston, Texas, this 27th day of April, 1994.


                                        SMITH INTERNATIONAL, INC.



                                        By: /s/ NEAL S. SUTTON
                                            ------------------------------------
                                                Neal S. Sutton
                                                Vice President,
                                                Administration, General
                                                Counsel and Secretary
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                AMENDMENT NO. 1 TO THE SMITH INTERNATIONAL, INC.
                           SUPPLEMENTAL PENSION PLAN


         The SMITH INTERNATIONAL, INC. SUPPLEMENTAL PENSION PLAN is hereby amended as follows:


         Effective from and after July 1, 1981 that portion of Section 1.1, "Requirements for Participation," which reads "except Drilco, Drilco Industrial, Mobile-Lab and Emco (which persons participate in a Company-sponsored Profit Sharing Plan)," is deleted. Any person who has served as President of the Drilco or Drilco Industrial divisions of the Company on or after July 1, 1981 and meets the age, service, and other requirements specified in Section 1.1 shall be eligible to participate in this Plan.


     EXECUTED at Newport Beach, California, this  17th  day of June, 1981.


                                        SMITH INTERNATIONAL, INC.




                                        By:  /s/ BRUCE D. WALLACE
                                           ------------------------------------
                                                 Bruce D. Wallace




APPROVED AS TO FORM:

VOEGELIN & BARTON
Attorneys for the Company



By: /s/ CRAIG C. ALEXANDER
   -------------------------------------
        Craig C. Alexander
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                         THE SMITH INTERNATIONAL. INC.

                           SUPPLEMENTAL PENSION PLAN


         WHEREAS, SMITH INTERNATIONAL, INC. (the "Company") desires to encourage the Voluntary early retirement of certain executive employees whose normal retirement benefits accrue at age 65; and

         WHEREAS, the terms of the Company's qualified Pension Plan require an actuarial reduction in pension benefits for all Participants who retire prior to age 65; and

         WHEREAS, the Company desires to provide supplemental retirement benefits for certain executive employees who are encouraged to retire at age 60, thus insuring such employees of a pension benefit equivalent to that which they would have received had they remained in the Company's employ until age 65; and

         WHEREAS, the Company desires to allow such certain executive employees to elect voluntary retirement at age 55 or later with a reduced retirement benefit;

         NOW, THEREFORE. SMITH INTERNATIONAL. INC. hereby adopts this, the SMITH INTERNATIONAL, INC. SUPPLEMENTAL PENSION PLAN to provide as follows:

                                   ARTICLE I

                                  ELIGIBILITY

Section 1.1 - Requirements for Participation

         Any employee who, after the effective date of this Plan, has served the Company as Chief Executive Officer, President, Vice President, Treasurer, Secretary, Controller or as the President of any Division of the Company except Drilco, Drilco Industrial, Mobile-Lab and Emco (which persons participate in a Company sponsored Profit Sharing Plan), has attained age 55, and has accumulated five (5) years of service with the Company, shall be eligible to participate in this Plan; provided that such person has occupied such position and has accumulated such five (5) years of service while a Participant in the SMITH INTERNATIONAL, INC. PENSION PLAN (hereinafter referred to as "the Qualified Plan").





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Section 1.2 - Date of Participation

         An employee who meets the requirements of Section 1.1 above shall, as of such date, have a fully vested, nonforfeitable, enforceable contract right in supplement pension benefits computed as provided in Article II. Payments shall commence as provided in Section 2.5 below.

                                   ARTICLE II

                         SUPPLEMENTAL PENSION BENEFITS

Section 2.1 - Relation to Qualified Plan

         Under the provision of Section 3.5 of the Qualified Plan, a Participant in the Qualified Plan who retires prior to his normal retirement date as defined therein suffers an actuarial reduction of his retirement benefit. It is the intention of this Plan to supplement the provision of the Qualified Plan so that a Participant herein shall suffer no loss of retirement benefits by virtue of his voluntary early retirement at age 60. It is the further intention of this Plan to supplement the provisions of the Qualified Plan so that a Participant herein shall suffer an actuarial reduction in benefits in the event he elects voluntary early retirement between ages 55 and
60. Such actuarial reduction is to be applied on a basis similar to that which would have been applied had he elected voluntary early retirement between ages 60 and 65 under the Qualified Plan.

Section 2.2 - Early Retirement Benefit

         A Participant in this Plan who retires at age 60 shall be entitled to a supplementary benefit which, in combination with the early retirement benefit such Participant receives from the Qualified Plan, is equivalent to the normal retirement benefit such employee would have received at his normal retirement date under the Qualified Plan.

         In the event any Participant in this Plan remains in the employ of the Company after age 60, the supplementary pension benefit provided by this Plan shall be the amount required to provide the benefit such employee would have received had he retired at age 60 under the provisions of both the Qualified Plan and this Plan, provided that there shall be no supplementary benefit payable if the benefit earned by such employee under the Qualified Plan as of his actual date of retirement is as great or greater than the benefit such employee would have received had he retired at age 60 under the provisions of both the Qualified Plan and this Plan.

         In the event any Participant in this Plan retires between the ages of 55 and 60, he shall be entitled to a supplementary benefit which, in combination with the early retirement benefit such Participant receives from the Qualified Plan, is equivalent to the normal retirement benefit such employee would have received at his normal retirement date under





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the Qualified Plan, provided that the computation of such retirement benefit shall be based upon actual years of service accrued by such Participant as of his retirement date plus five years, and provided that the retirement benefit thus computed shall be reduced by two-thirds of one percent (.006666) for each of the first thirty-six months and one percent (1%) for each of the last twenty-four months by which the Participant's Early Retirement Date preceded his sixtieth birthday. Thus, a Participant who retired on his fifty-sixth birthday would suffer an early retirement reduction of 36%.

         If a Participant retires between the ages of fifty-five and sixty, then the supplementary benefit to which he is entitled, calculated in the amount hereinabove provided, shall be payable commencing immediately if such retirement is approved by the Board of Directors of the Company, otherwise payment of such supplementary benefit shall not commence until such retired Participant has attained the age of sixty.

Section 2.3 - Death or Retirement Prior to Age Fifty-Five

         In the event an employee terminates service with the Company, dies, becomes disabled or retires prior to age 55, he shall be eligible for no benefits under this Plan.

Section 2.4 - Death of a Participant After Age Fifty-Five

         In the event an employee dies after attaining age 55, but prior to separation from service with the Company, his Eligible Spouse (as that term is defined by the Qualified Plan) shall be entitled to a survivor's annuity under this Plan which is actuarially equivalent to fifty percent (50%) of the benefit such deceased employee would have been entitled to under this Plan had he retired as of the date of his death.

         If a Participant dies after attaining age 55, and after separating from the service of the Company, and has made an election under the Qualified Plan which qualifies his Eligible Spouse for payment of benefits thereunder, such Eligible Spouse shall be entitled to a survivor's annuity under this Plan which is actuarially equivalent to either fifty percent (50%), seventy-five percent (75%), or one hundred percent (100%) of his supplementary benefit hereunder as determined by reference to his election under the Qualified Plan. Such benefit shall commence as of the Participant's date of death, even though he may not have been entitled to receive such benefit until attaining age sixty, and shall continue during the lifetime of such Eligible Spouse.

Section 2.5 - Payment of Retirement Benefit

         After retirement by a Participant, payments will be made to a Participant (and in proper cases his Eligible Spouse) beginning on his retirement date, subject to the requirement in Section 2.2 that Early Retirement Benefits shall commence earlier than age sixty only if such retirement is approved by the Board of Directors. The amount of each payment will be the amount of the retirement benefit determined under this Article II.





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Section 2.6 - Form of Retirement Benefit

         The form of retirement benefit payable to a Participant pursuant to this Plan shall be the same as that payable to such Participant under the terms of the Company's Qualified Plan.

Section 2.7 - Limitations on Methods of Distribution

         Notwithstanding the provisions of this Article, if the monthly benefit payable is less than Ten Dollars ($10.00), or if the value at retirement of the benefit is less than One Thousand Seven Hundred Fifty Dollars ($1,750.00), the sole method of distribution shall be in cash and a lump sum.

                                  ARTICLE III

                                 MISCELLANEOUS

Section 3.1 - Funding

          This Plan shall not be funded by the creation of a separate trust fund or by the establishment of any alternative funding program. Benefits shall be paid from the general assets of the Company. Participation in the Plan will not give any employee any right of claim to a retirement income or any other benefit hereunder except to the extent that there are funds therefor as part of the general assets of the Company.

Section 3.2 - Administration and Interpretation

         The Administrative Committee appointed in accordance with Section 6.1 of the Qualified Plan shall serve as the Administrative Committee hereunder and shall exercise all rule-making powers and shall have the power to interpret the Plan and any rules adopted. The Company shall indemnify the Administrative Committee against any and all claims, loss, damage, expense and liability arising from any act or failure to act unless the same is judicially determined to be the result of gross negligence or willful misconduct.

Section 3.3 - Relation to Employee Retirement Income Security Act of 1974

         This Plan is to be unfunded and is established for the purpose of providing supplementary retirement benefits for a select group of highly compensated management employees. It is the intent of the Company that this Plan qualify as an "Excess Benefit Plan" as that term is defined by Section 3(36) of the Employee Retirement Income Security Act of 1974 and, as such, shall be exempt from certain requirements of that law.





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Section 3.4 - Termination of the Plan

         Subject to the rights vested in accordance with Section 1.2 and other provisions herein, this Plan is entirely a voluntary undertaking of the Company and may be terminated by the Company at any time.

Section 3.5  -  Effective Date

         The effective date of this Plan shall be January 1, 1979. This Plan shall operate prospectively only and is not intended to confer any rights or benefits on employees who are not accruing years of service as of the effective date.

         EXECUTED at Newport Beach, California, this 28th day of December ,
1978.



                                        SMITH INTERNATIONAL, INC.




                                        By:  /s/ BRUCE D. WALLACE
                                           ------------------------------------
                                                 Bruce D. Wallace




                                        By:  /s/ JOHN C. PETRY
                                           ------------------------------------
                                                 John C. Petry



APPROVED AS TO FORM:

VOEGELIN & BARTON


By: /s/ ROBERT M. DAHLBO
   ----------------------------------
        Robert M. Dahlbo
        Attorneys for the Company





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